EXHIBIT 10.10
RECIPROCAL GUARANTY
THIS RECIPROCAL GUARANTY (this “Guaranty”), dated as of April 29, 2010, is executed by CareFusion Corporation, a Delaware corporation (the “Seller Guarantor”), in favor of Blitz F10-acht-drei-fünf GmbH & Co. KG, a limited partnership organized under the laws of the Federal Republic of Germany (“Purchaser”), and by eResearchTechnology, Inc., a Delaware corporation (the “Purchaser Guarantor” and together with the Seller Guarantor, the “Guarantors”) in favor of CareFusion Germany 234 GmbH, a limited liability company organized under the laws of the Federal Republic of Germany (“Seller”).
WHEREAS, in order to induce Purchaser and Seller to enter into that certain Agreement relating to the sale, purchase and transfer of all shares in Research Services Germany 234 GmbH, dated as of April 29, 2010 (the “Agreement”), between Purchaser and Seller, the Guarantors have agreed, subject to the terms and conditions contained in this Guaranty, to the following: (a) the Seller Guarantor shall guarantee the payment and performance of all obligations, liabilities and indemnities of Seller now existing or hereafter arising under the Agreement and following Completion the documents executed in connection therewith and Section 5 of the Hive Out Agreement (whether or not Seller at any time in question then exists) (collectively, the “Seller Obligations”) and to execute and deliver this Guaranty; and (b) the Purchaser Guarantor shall guarantee the payment and performance of all obligations, liabilities and indemnities of Purchaser now existing or hereafter arising under the Agreement and following Completion (x) the documents executed in connection therewith and (y) all obligations, liabilities and indemnities of the Company now existing or hereafter arising under Section 5 of the Hive Out Agreement (whether or not Purchaser at any time in question then exists) (collectively, the “Purchaser Obligations”) and to execute and deliver this Guaranty;
WHEREAS, the Guarantors will benefit, directly or indirectly, from the consummation of the transactions contemplated by the Agreement;
WHEREAS, each capitalized term defined in the Agreement and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement when used herein;
NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, Guarantors agree as follows:
Section 1. Unconditional Guarantee.
(a) Seller Guarantor fully and irrevocably guarantees the prompt and punctual payment and performance of the Seller Obligations as and when due. This Guaranty shall be a full, unconditional, irrevocable, absolute and continuing guarantee of payment and performance and not a guarantee of collection, and Seller Guarantor shall remain liable on the Seller Obligations hereunder until the payment or performance in full of the Seller Obligations.
(b) Purchaser Guarantor fully and irrevocably guarantees the prompt and punctual payment and performance of the Purchaser Obligations as and when due. This Guaranty shall be a full, unconditional, irrevocable, absolute and continuing guarantee of payment and performance and not a guarantee of collection, and Purchaser Guarantor shall remain liable on the Purchaser Obligations hereunder until the payment or performance in full of the Purchaser Obligations.

(c) Except as provided in Section 1(g) below, Seller Guarantor’s guarantee and responsibility shall not be discharged, released, diminished, or impaired in whole or in part by any setoff, counterclaim, defense, act or occurrence which Seller Guarantor may have against Purchaser as a result of or arising out of the Agreement or the documents executed in connection therewith. Except as provided in Section 1(g) below, Purchaser Guarantor’s guarantee and responsibility shall not be discharged, released, diminished, or impaired in whole or in part by any setoff, counterclaim, defense, act or occurrence which the Purchaser Guarantor may have against the Seller as a result of or arising out of the Agreement or the documents executed in connection therewith.
(d) (1) The Seller Obligations of Seller Guarantor hereunder shall not be released, discharged, diminished or impaired by (i) the renewal, extension, modification or alteration by Purchaser and Seller, with or without the knowledge or consent of Seller Guarantor, of the Agreement or the documents executed in connection therewith or of any liability or obligation of Seller thereunder or of any document or instrument under which the Seller Obligations arise, (ii) any forbearance or compromise granted to Seller by Purchaser when dealing with Seller except to the extent of such forbearance or compromise, (iii) any change in corporate structure or ownership of Seller or the bankruptcy, insolvency, liquidation, receivership, dissolution, winding-up or termination of Seller or the fact that at any time Seller does not exist, (iv) the inaccuracy of any of the representations and warranties of Seller under the Agreement or the documents executed in connection therewith, (v) any neglect, delay, omission, failure or refusal of Seller to take or prosecute any action in connection with the Agreement or documents executed in connection therewith, (vi) the full or partial release of Seller on any liability or obligation, except that Seller Guarantor shall be released pro tanto to the extent Purchaser expressly releases Seller from liability with respect to the Seller Obligations, or (vii) any other circumstance relating to the Seller Obligations that might otherwise constitute a legal or equitable discharge of or defense to the Seller Guarantor not available to Seller who is liable for such Seller Obligations.
(2) The Purchaser Obligations of Purchaser Guarantor hereunder shall not be released, discharged, diminished or impaired by (i) the renewal, extension, modification or alteration by Purchaser and Seller, with or without the knowledge or consent of Purchaser Guarantor, of the Agreement or the documents executed in connection therewith or of any liability or obligation of Seller thereunder or of any document or instrument under which the Purchaser Obligations arise, (ii) any forbearance or compromise granted to Purchaser by Seller when dealing with Purchaser except to the extent of such forbearance or compromise, (iii) any change in corporate structure or ownership of Purchaser or the bankruptcy, insolvency, liquidation, receivership, dissolution, winding-up or termination of Purchaser or the fact that at any time Purchaser does not exist, (iv) the inaccuracy of any of the representations and warranties of Purchaser under the Agreement or the documents executed in connection therewith, (v) any neglect, delay, omission, failure or refusal of Purchaser to take or prosecute any action in connection with the Agreement or documents executed in connection therewith, (vi) the full or partial release of Purchaser on any liability or obligation, except that Purchaser Guarantor shall be released pro tanto to the extent Seller expressly releases Purchaser from liability with respect to the Purchaser Obligations, or (vii) any other circumstance relating to the Purchaser Obligations that might otherwise constitute a legal or equitable discharge of or defense to the Purchaser Guarantor not available to Purchaser who is liable for such Purchaser Obligations.

(e) Seller Guarantor waives notice of (i) acceptance of this Guaranty, (ii) the creation, renewal, extension, modification, alteration or existence of any liability or obligation of Seller constituting part of the Seller Obligations, and (iii) any breach of or default in the performance of the Seller Obligations. Purchaser Guarantor waives notice of (i) acceptance of this Guaranty, (ii) the creation, renewal, extension, modification, alteration or existence of any liability or obligation of Purchaser constituting part of the Purchaser Obligations, and (iii) any breach of or default in the performance of the Purchaser Obligations.
(f) (1) If Seller fails to perform Seller Obligations requiring payment, in whole or in part, when such Seller Obligations are due, Seller Guarantor shall promptly pay such Seller Obligations in lawful money of the United States. Seller Guarantor shall pay such amount within 5 Business Days after receipt of demand for payment from Purchaser. Purchaser may enforce Seller Guarantor’s obligations under this Guaranty without first suing Seller or joining Seller in any suit against Seller Guarantor, or enforcing any rights and remedies against Seller, or otherwise pursuing or asserting any claims or rights against Seller or any other person or entity or any of its or their property which may also be liable with respect to the matters for which Seller Guarantor is liable under this Section 1.
(2) If Purchaser fails to perform Purchaser Obligations requiring payment, in whole or in part, when such Purchaser Obligations are due, Purchaser Guarantor shall promptly pay such Purchaser Obligations in lawful money of the United States. Purchaser Guarantor shall pay such amount within 5 Business Days after receipt of demand for payment from Seller. Seller may enforce Purchaser Guarantor’s obligations under this Guaranty without first suing Purchaser or joining Purchaser in any suit against Purchaser Guarantor, or enforcing any rights and remedies against Purchaser, or otherwise pursuing or asserting any claims or rights against Purchaser or any other person or entity or any of its or their property which may also be liable with respect to the matters for which Purchaser Guarantor is liable under this Section 1.
(g) Seller Guarantor reserves the right to assert defenses which Seller may have to payment or performance of any Seller Obligation, other than defenses that Seller may possess relating to (i) lack of validity or enforceability of the Agreement or the documents executed in connection therewith against Seller arising from Seller’s defective incorporation or formation or lack of qualification to do business in any applicable jurisdiction, (ii) Seller’s lack of corporate authority to enter into or perform the Agreement or documents executed in connection therewith or the due execution and delivery thereof, or (iii) the termination of existence, dissolution, liquidation, insolvency, bankruptcy, receivership, or other reorganization of Seller. Likewise, Purchaser Guarantor reserves the right to assert defenses which Purchaser may have to payment or performance of any Purchaser Obligation, other than defenses that Purchaser may possess relating to (i) lack of validity or enforceability of the Agreement or the documents executed in connection therewith against Purchaser arising from Purchaser’s defective incorporation or formation or lack of qualification to do business in any applicable jurisdiction, (ii) Purchaser’s lack of corporate authority to enter into or perform the Agreement or documents executed in connection therewith or the due execution and delivery thereof, or (iii) the termination of existence, dissolution, liquidation, insolvency, bankruptcy, receivership, or other reorganization of Purchaser.

Section 2. Refund of Payments. If under applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application with respect to creditors, Purchaser is required to refund part or all of any payment hereunder to Seller or Seller Guarantor, such payment shall not constitute a release from any liability hereunder, and Seller Guarantor’s liability hereunder shall be reinstated to such extent. Likewise, if under applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application with respect to creditors, Seller is required to refund part or all of any payment hereunder to Purchaser or Purchaser Guarantor, such payment shall not constitute a release from any liability hereunder, and Purchaser Guarantor’s liability hereunder shall be reinstated to such extent.
Section 3. Rescission of Obligations. If under applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application with respect to creditors, any payment, or any part thereof, of any of the Seller Obligations is rescinded or must otherwise be restored or returned by Purchaser, this Guaranty shall continue to be effective, or be reinstated, as the case may be, all as though such payment had not been made. Likewise, if under applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application with respect to creditors, any payment, or any part thereof, of any of the Purchaser Obligations is rescinded or must otherwise be restored or returned by Seller, this Guaranty shall continue to be effective, or be reinstated, as the case may be, all as though such payment had not been made.
Section 4. Representation as to Benefit. Each of the Guarantors warrants and represents for and as to itself that it has received, or will receive, direct or indirect benefit from the making of this Guaranty.
Section 5. Representations and Warranties of Seller Guarantor. Seller Guarantor hereby represents and warrants to Purchaser as follows:
(a) Organization. Seller Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite organizational power to carry on its business as it is now being conducted.
(b) Authority Relative to this Guaranty. Seller Guarantor has full corporate power and authority to execute and deliver this Guaranty and to consummate the transactions contemplated hereby. The execution and delivery by Seller Guarantor of this Guaranty and the consummation by Seller Guarantor of the transactions and performance of the terms and conditions contemplated hereby have been duly and validly authorized, and no other organizational proceedings on the part of Seller Guarantor are necessary to authorize this Guaranty or consummate the transactions so contemplated. This Guaranty has been duly and validly executed and delivered by Seller Guarantor, and this Guaranty constitutes a valid and binding agreement of Seller Guarantor, enforceable against Seller Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) Consents and Approvals; No Violation. Neither the execution and delivery by Seller Guarantor of this Guaranty nor the performance of its obligations under the Guaranty contemplated hereby do or will (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws (or other similar governing documents) of Seller Guarantor, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where it is reasonably expected that the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent or delay in any material respect such performance, (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Seller Guarantor is a party or by which Seller Guarantor or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or will be obtained prior to the Effective Date or that are not material, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller Guarantor, or any of its assets.
(d) Litigation; Claims. There is no claim, action, proceeding or investigation pending or, to the knowledge of Seller Guarantor, threatened against Seller Guarantor before any court or governmental or regulatory authority or body that would prevent or delay in any material respect the performance by Seller Guarantor of the guarantee contemplated hereby. Seller Guarantor is not subject to any judgment or outstanding order, writ, injunction or decree that would have a material adverse effect on its ability to perform its obligations under the guarantee contemplated hereby and that would prevent or delay in any material respect the performance by Seller Guarantor of the guarantee.
Section 6. Representations and Warranties of Purchaser Guarantor. Purchaser Guarantor hereby represents and warrants to Seller as follows:
(a) Organization. Purchaser Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite organizational power to carry on its business as it is now being conducted.
(b) Authority Relative to this Guaranty. Purchaser Guarantor has full corporate power and authority to execute and deliver this Guaranty and to consummate the transactions contemplated hereby. The execution and delivery by Purchaser Guarantor of this Guaranty and the consummation by Purchaser Guarantor of the transactions and performance of the terms and conditions contemplated hereby have been duly and validly authorized, and no other organizational proceedings on the part of Purchaser Guarantor are necessary to authorize this Guaranty or consummate the transactions so contemplated. This Guaranty has been duly and validly executed and delivered by Purchaser Guarantor, and this Guaranty constitutes a valid and binding agreement of Purchaser Guarantor, enforceable against Purchaser Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) Consents and Approvals; No Violation. Neither the execution and delivery by Purchaser Guarantor of this Guaranty nor the performance of its obligations under the Guaranty contemplated hereby do or will (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws (or other similar governing documents) of Purchaser Guarantor, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where it is reasonably expected that the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent or delay in any material respect such performance, (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Purchaser Guarantor is a party or by which Purchaser Guarantor or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or will be obtained prior to the Effective Date or that are not material, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser Guarantor, or any of its assets.
(d) Litigation; Claims. There is no claim, action, proceeding or investigation pending or, to the knowledge of Purchaser Guarantor, threatened against Purchaser Guarantor before any court or governmental or regulatory authority or body that would prevent or delay in any material respect the performance by Purchaser Guarantor of the guarantee contemplated hereby. Purchaser Guarantor is not subject to any judgment or outstanding order, writ, injunction or decree that would have a material adverse effect on its ability to perform its obligations under the guarantee contemplated hereby and that would prevent or delay in any material respect the performance by Purchaser Guarantor of the guarantee.
Section 7. Costs and Expenses. Each party agrees to pay to the prevailing party, upon demand, all reasonable costs and expenses, including reasonable attorneys’ fees, that may be incurred by the prevailing party in enforcing or defending its rights under this Guaranty.
Section 8. Governing Law. THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Section 9. Benefit. This Guaranty shall inure to the benefit of Purchaser, Seller and their respective successors and assigns, and shall be binding upon each of the Guarantors and its successors and assigns; provided, however, that (i) neither (a) Purchaser nor Seller Guarantor shall assign its rights or obligations under this Guaranty without the prior written consent of the other except by operation of law, and except that Purchaser may assign its rights under this Guaranty to an affiliate, and (b) Seller nor Purchaser Guarantor shall assign its rights or obligations under this Guaranty without the prior written consent of the other except by operation of law, and except that Seller may assign its rights under this Guaranty to an affiliate, (ii)(a) no assignment or other transfer by, through or under Purchaser shall operate to increase Seller Guarantor’s obligations hereunder, and (b) no assignment or other transfer by, through or under Seller shall operate to increase Purchaser Guarantor’s obligations hereunder, and (iii)(a) Seller Guarantor shall be fully protected in making and shall receive full credit for any payments or other performance made by it to Purchaser or its successors and assigns with respect to the Seller Obligations prior to the time Seller Guarantor receives written notice of such assignment or succession, and (b) Purchaser Guarantor shall be fully protected in making and shall receive full credit for any payments or other performance made by it to the Seller or its successors and assigns with respect to the Purchaser Obligations prior to the time Purchaser Guarantor receives written notice of such assignment or succession.
Section 10. Continuing Guarantee. Subject to the terms, conditions and limitations hereof, this Guaranty is a continuing guarantee and shall remain in full force and effect and be binding upon (a) Seller Guarantor until the Seller Obligations have been satisfied in full, and (b) Purchaser Guarantor until the Purchaser Obligations have been satisfied in full.
Section 11. Notices. Any notice, demand or other communication required or permitted under this Guaranty shall be in writing and given by hand delivery, facsimile, overnight courier, or United States mail. All notices shall be properly addressed to the recipient, with all postage and other charges being paid by the party giving notice. Notices shall be effective when actually received by the party being notified. The addresses of the parties for purposes of notice are as follows:
If to Seller Guarantor or Seller, to:
CareFusion Corporation
Virginia Sanzone
Vice President and Associate General Counsel — Mergers and Acquisitions
3750 Torrey View Ct.
San Diego, CA 92130
USA
Facsimile:
If to Purchaser Guarantor or Purchaser, to:
eResearch Technology, Inc.
John Sory
Senior Vice President, Healthcare Solutions
1818 Market Street, Suite 1000
Philadelphia, PA 19103
USA
Facsimile:

with a copy to:
eResearch Technology, Inc.
Keith Schneck
Executive Vice President & Chief Financial Officer
1818 Market Street, Suite 1000
Philadelphia, PA 19103
USA
Facsimile:
Either party may change its address by giving two (2) days’ advance written notice to the other party.
Section 12. Subrogation. Upon payment of all of the Seller Obligations owing to Purchaser, Seller Guarantor shall be subrogated to the rights of Purchaser against Seller, and Purchaser agrees to take, at Seller Guarantor’s expense, such steps as Seller Guarantor may reasonably request to implement such subrogation. Likewise, upon payment of all of the Purchaser Obligations owing to Seller, Purchaser Guarantor shall be subrogated to the rights of the Seller against Purchaser, and Seller agrees to take, at Purchaser Guarantor’s expense, such steps as Purchaser Guarantor may reasonably request to implement such subrogation.
Section 13. Counterparts. This Guaranty may be executed in two or more counterparts, and with counterpart signature pages, each of which shall be an original, but all of which together shall constitute one and the same Guaranty, binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart. Counterpart signature pages to this Guaranty transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
Section 14. Waiver of Jury Trial; Arbitration. THE GUARANTORS AND THE BENEFICIARIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE BENEFICIARIES OR THE GUARANTORS. All disputes, controversies or differences arising out of or in connection with this Guaranty, including any question regarding its existence, validity or termination, shall be settled in accordance with Sections 20.2 through 20.6 of the Agreement. Any arbitration brought under this Guaranty may be brought concurrently and in the same proceeding as any arbitration of any obligation guaranteed hereunder.
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IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first above written.

SELLER GUARANTOR:

CareFusion Corporation

By:	/s/ Vivek Jain Name: Vivek Jain
Title: President, Medical Technologies and Services

PURCHASER GUARANTOR:

eResearchTechnology, Inc.

By:	/s/ Michael McKelvey Name: Michael McKelvey
Title: President and Chief Executive Officer

ACKNOWLEDGED AND AGREED:

SELLER:

CareFusion Germany 234 GmbH

By:	/s/ James P. Hinrich Name: James P. Hinrichs
Title: Managing Director

PURCHASER:

Blitz F10-acht-drei-fünf GmbH & Co. KG

By:	/s/ Ruth Heuft Name: Ruth Heuft, as Power of Attorney
Title: Attorney, Noerr LLP